Almost Family, Inc. Steve Guenthner (502) 891-1000
FOR IMMEDIATE RELEASE
May 6, 2015

Almost Family Reports First Quarter 2015 Results

Louisville, KY, May 6, 2015 – Almost Family, Inc. (Nasdaq: AFAM), a leading regional provider of home health nursing and personal care services, announced today its financial results for the period ended April 3, 2015.

First Quarter Highlights:
•	Net service revenues of approximately $128 million
•	Net income attributable to Almost Family, Inc. of $4.4 million, $0.46 per diluted share versus $0.13 in the first quarter of 2014.
•	Adjusted earnings from home health operations (1) of $4.8 million, $0.51 per diluted share versus $0.35 in the first quarter of 2014
•	Record Visiting Nurse segment net revenues of $99.5 million
•	Personal Care segment revenues of $28.8 million
•	Visiting Nurse results improved diluted EPS by $0.12

(1)	See “Non-GAAP Financial Measures - Adjusted Earnings from Home Health Operations” on page 8

Management Comments
William Yarmuth, Chairman and Chief Executive Officer, commented:
“We continue to be extremely pleased with both the progress of our internal operations and our business development activities.  We are especially pleased with our organic growth rates in both our VN and PC segments and believe these reflect a period of renewed interest and belief by referral sources and payors that home health has a bright future and a critical role to play in improving patient experiences and controlling health care costs.”

Steve Guenthner, President, added:
“The recent Federal repeal of the physician SGR-cut removes an annual threat that has dissuaded some investors.  The final two years of rebasing of Medicare rates and the current stability in the Federal political environment provide better reimbursement visibility and predictability than we’ve had for some time.  The Medicaid programs in the states in which we operate are looking for new and creative ways to control their spending which mostly means keeping long-term care patients out of institutions.  While these changes from time-to-time result in temporary cash flow issues, as they recently have in Tennessee and Ohio, we believe they will also continue to drive increasing use of home care, especially personal care services.

Almost Family Reports First Quarter 2015 Results

May 6, 2015

Additionally, capital markets remain receptive to our investment thesis providing strong access to funding for acquisitions.  Finally, we continue to see attractive acquisition candidates in all three of our business segments.”

Yarmuth concluded: “We accomplished a great deal during the first quarter, not only in our operating results but also in making strategic investments in both WillCare and NavHealth.  Additionally, we improved our access to low-cost capital through our new and larger credit facility.  We are as optimistic as ever about the future of home health care and the future of our business and remain focused on continuing our growth trajectory.”

First Quarter Financial Results
Improved VN segment cost controls, in particular tighter adherence to agency-level labor staffing standards, increased the efficiency of care delivery lowering labor costs on growing volumes improved diluted EPS by $0.08 as compared to the same quarter of last year.  Changes in case-mix and Medicare reimbursement rates under the 2015 final rule combined to increase revenue by $0.6 million, and EPS by $0.04 as compared to the same period in 2014.  PC segment results were consistent with the prior year period.  Our Healthcare innovations segment loss increased slightly from the prior year on lower revenues.

Investing activities used approximately $4.4 million of cash in acquisitions and activities while operating activities used approximately $3.8 million primarily due to increased accounts receivable offsetting income generated.  The Company noted that it is continuing to experience collection delays impacting days sales outstanding primarily in its personal care segment due to changes in patient enrollment and billing requirements enacted by the Medicaid managed care providers in the states of Tennessee and Ohio.  The Company believes these are temporary issues that will be ameliorated over the next two quarters.

The effective tax rate for the first quarter of 2015 was 40.5% compared to 41.5% for the first quarter of 2014.  The higher income tax rate in 2014 occurred primarily due to certain deal and transaction costs that were not currently deductible and that did not result in the establishment of a deferred tax asset.

Recent Corporate Developments
•
On January 29, 2015 Almost Family announced the formal creation of a new HealthCare Innovations business segment to house and separately report on the Company’s developmental activities outside its traditional home health business platform.  At the same time the Company announced the investment of up to $2 million in NavHealth a development-stage enterprise that seeks to develop technology based tools and analytics to improve patient experiences and lower the overall costs of care.

•
On February 12, 2015 Almost Family established a new senior secured multi-bank credit facility that replaced its previous facility and provides for up to $175 million in borrowings with a maturity date of February 11, 2020.

•	On February 24, 2015, Almost Family announced the signing of a definitive agreement to acquire the stock of WillCare, Inc. for between $46 million and $53 million based on

Almost Family Reports First Quarter 2015 Results

May 6, 2015

changes in earnings and working capital between execution of the definitive agreement and the expected close, sometime in the second half of FY2015 subject to New York approval.  On March 1, 2015, Almost Family closed on the Ohio portion of the WillCare acquisition for a cash amount of $3 million.

•
Effective with the first quarter of 2015 the Company has adopted a 52-53 fiscal reporting calendar under which it will report its annual results going forward in four equal 13-week quarters.  Every fifth year, one quarter will include 14 weeks and that year will include 53 weeks of operating results.  Once fully adopted, this approach will help minimize the impact of calendar differences when comparing different historical periods.  As a result of this change the first quarter of 2015 includes the 13 week and 2 day period from January 1, 2015 to April 3, 2015 which is 2 more days than each 13 week quarter to be reported in the future.  For prospective comparison, the 2 days (New Year’s Day and the day after) had a one-time effect of increasing revenue by $2.3 million, while lowering EPS by $0.01 due to the effect of the holiday.  Had this reporting change not been made, first quarter 2015 reported revenue would have been lower by $5.4 million and EPS would have been lower by $0.02.

Almost Family Reports First Quarter 2015 Results

May 6, 2015

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
	(UNAUDITED)

	Period Ended April 3,	Three Months Ended March 31,
	2015	2014
Net revenues	$128,399	$120,339
Cost of service revenues (excluding depreciation & amortization)	68,327	65,526
Gross margin	60,072	54,813
General and administrative expenses:
Salaries and benefits	36,393	33,666
Other	15,902	15,714
Deal, transition and other	406	3,115
Total general and administrative expenses	52,701	52,495
Operating income	7,371	2,318
Interest expense, net	(360)	(347)
Income before income taxes	7,011	1,971
Income tax expense	(2,987)	(817)
Net income from continuing operations	4,024	1,154

Discontinued operations:
Loss from operations, net
of tax of $3, ($48)	5	(70)
Net income	4,029	1,084
Net income - noncontrolling interests	365	189
Net income attributable to Almost Family, Inc.	$4,394	$1,273

Per share amounts-basic:
Average shares outstanding	9,353	9,293
Income from continuing operations attributable to Almost Family, Inc.	$0.47	$0.14
Discontinued operations	-	(0.01)
Net income attributable to Almost Family, Inc.	$0.47	$0.13

Per share amounts-diluted:
Average shares outstanding	9,521	9,426
Income from continuing operations attributable to Almost Family, Inc.	$0.46	$0.14
Discontinued operations	-	(0.01)
Net income attributable to Almost Family, Inc.	$0.46	$0.13

Almost Family Reports First Quarter 2015 Results

May 6, 2015

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	April 3, 2015
ASSETS	(UNAUDITED)	December 31, 2014
CURRENT ASSETS:
Cash and cash equivalents	$5,960	$6,886
Accounts receivable - net	85,491	74,894
Prepaid expenses and other current assets	6,869	10,420
Deferred tax assets	12,695	12,230
TOTAL CURRENT ASSETS	111,015	104,430

PROPERTY AND EQUIPMENT - NET	5,165	5,575
GOODWILL	195,066	192,523
OTHER INTANGIBLE ASSETS	54,645	54,402
OTHER ASSETS	2,514	558
TOTAL ASSETS	$368,405	$357,488

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,925	$9,257
Accrued other liabilities	39,673	42,326
Current portion - notes payable and capital leases	36	51
TOTAL CURRENT LIABILITIES	47,634	51,634

LONG-TERM LIABILITIES:
Revolving credit facility	55,099	46,447
Deferred tax liabilities	25,102	23,510
Other	2,993	2,705
TOTAL LONG-TERM LIABILITIES	83,194	72,662
TOTAL LIABILITIES	130,828	124,296

NONCONTROLLING INTEREST - REDEEMABLE - HEALTHCARE INNOVATIONS	3,639	3,639

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.05; authorized
2,000 shares; none issued or outstanding	-	-
Common stock, par value $0.10; authorized
25,000; 9,617 and 9,574
issued and outstanding	961	957
Treasury stock, at cost, 102 and 94 shares of common stock	(2,668)	(2,392)
Additional paid-in capital	106,490	105,862
Noncontrolling interest - nonredeemable	(586)	(420)
Retained earnings	129,741	125,546
TOTAL STOCKHOLDERS' EQUITY	233,938	229,553
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$368,405	$357,488

Almost Family Reports First Quarter 2015 Results

May 6, 2015

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)
	Period Ended April 3,	Three Months Ended March 31,
	2015	2014
Cash flows of operating activities:
Net income	$4,029	$1,084
Loss on discontinued operations, net of tax	5	(70)
Net income from continuing operations	4,024	1,154
Adjustments to reconcile income to net cash of operating activities:
Depreciation and amortization	918	1,102
Provision for uncollectible accounts	1,861	2,144
Stock-based compensation	520	414
Deferred income taxes	1,032	(362)
	8,355	4,452
Change in certain net assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(11,960)	(2,839)
Prepaid expenses and other current assets	3,713	1,554
Other assets	(34)	55
Accounts payable and accrued expenses	(3,883)	(3,233)
Net cash used in operating activities	(3,809)	(11)

Cash flows of investing activities:
Capital expenditures	(401)	(350)
Cost basis investment	(1,000)	-
Acquisitions, net of cash acquired	(3,000)	-
Net cash used in investing activities	(4,401)	(350)

Cash flows of financing activities:
Credit facility borrowings	47,813	53,000
Credit facility repayments	(39,161)	(56,000)
Debt issuance fees	(1,151)	-
Proceeds from stock option exercises	23	39
Purchase of common stock in connection with share awards	(276)	(52)
Tax impact of share awards	88	(54)
Payment of special dividend in connection with share awards	(50)	(35)
Principal payments on notes payable and capital leases	(23)	(558)
Net cash provided by (used in) financing activities	7,263	(3,660)

Cash flows from discontinued operations
Operating activities	21	134
Investing activities	-	-
Net cash provided by discontinued operations	21	134

Net change in cash and cash equivalents	(926)	(3,887)
Cash and cash equivalents at beginning of period	6,886	12,246
Cash and cash equivalents at end of period	$5,960	$8,359

Almost Family Reports First Quarter 2015 Results

May 6, 2015

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)
(In thousands)
	Period Ended April 3,		Three Months Ended March 31,
	2015		2014		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Home Health Operations
Net service revenues:
Visiting Nurse	$99,536	77.6%	$93,172	77.6%	$6,364	6.8%
Personal Care	28,761	22.4%	26,860	22.4%	1,901	7.1%
	128,297	100.0%	120,032	100.0%	8,265	6.9%
Operating income before corporate expenses:
Visiting Nurse	12,416	12.5%	8,749	9.4%	3,667	41.9%
Personal Care	2,860	9.9%	2,639	9.8%	221	8.4%
	15,276	11.9%	11,388	9.5%	3,888	34.1%
Healthcare Innovations
Revenue	102		307		(205)	-66.8%
Operatingloss before noncontrolling interest	(517)	-506.9%	(255)	-83.1%	(262)	102.7%

Corporate expenses	6,980	5.4%	5,700	4.7%	1,280	22.5%
Deal and transition costs	408	0.3%	3,115	2.6%	(2,707)	-86.9%
Operating income	7,371	5.7%	2,318	1.9%	5,053	218.0%
Interest expense, net	(360)	-0.3%	(347)	-0.3%	(13)	3.7%
Income tax expense	(2,987)	-2.3%	(817)	-0.7%	(2,170)	265.6%
Net income from continuing operations	$4,024	3.1%	$1,154	1.0%	$2,870	248.7%

Adjusted EBITDA from home health operations	$9,833	7.7%	$7,239	6.0%	$2,593	35.8%
Adjusted earnings from home health operations	$4,820	3.8%	$3,289	2.7%	$1,531	46.5%

Almost Family Reports First Quarter 2015 Results

May 6, 2015

VISITING NURSE SEGMENT OPERATING METRICS

	Period Ended April 3,		Three Months Ended March 31,
	2015		2014		Change
	Amount	%	Amount	%	Amount	%
Average number of locations	160		172		(12)	-7.0%

All payors:
Patient months	80,982		79,188		1,794	2.3%
Admissions	26,279		25,106		1,173	4.7%
Billable visits	642,592		611,044		31,548	5.2%

Medicare:
Admissions	23,722	90%	22,461	89%	1,261	5.6%
Revenue (in thousands)	$95,122	96%	$87,350	94%	$7,772	8.9%
Revenue per admission	4,010		3,889		$121	3.1%
Billable visits	584,438	91%	552,401	90%	32,037	5.8%
Recertifications	11,927		11,915		12	0.1%
Payor mix % of Admissions
Traditional Medicare Episodic	84.1%		83.3%		0.8%
Replacement Plans Paid Episodically	4.0%		3.1%		0.9%
Replacement Plans Paid Per Visit	11.9%		13.6%		-1.7%

Non-Medicare:
Admissions	2,557	10%	2,645	11%	(88)	-3.3%
Revenue (in thousands)	$4,414	4%	$5,822	6%	$(1,408)	-24.2%
Revenue per admission	1,726		2,201		$(475)	-21.6%
Billable visits	58,154	9%	58,643	10%	(489)	-0.8%
Recertifications	427		464		(37)	-8.0%
Payor mix % of Admissions
Medicaid & other governmental	30.8%		21.3%		9.5%
Private payors	69.2%		78.7%		-9.5%

PERSONAL CARE OPERATING METRICS

	Period Ended April 3,		Three Months Ended March 31,
	2015	2014	Change
	Amount	%	Amount	%	Amount	%
Average number of locations	61		61		-	0.0%

Admissions	22,766		21,857		909	4.2%
Patient months of care	1,427		1,519		(92)	-6.1%
Billable hours	1,286,884		1,287,290		(406)	0.0%
Revenue per billable hour	$22.35		$20.87		$1.48	7.1%

Almost Family Reports First Quarter 2015 Results

May 6, 2015

HEALTHCARE INNOVATIONS SUPPLEMENTAL DATA

	Period Ended April 3,	Three Months Ended March 31,
	2015	2014	Change
	Amount %	Amount %	Amount	%
Medicare enrollees under management	80,735	43,362	37,373	86.2%
ACOs under contract	11	7	4	57.1%
Net income - noncontrolling interest	(517)	(255)	(262)	102.7%
Assets	9,820	9,001	819	9.1%
Liabilities	246	296	(50)	-16.9%
Non-controlling interest - redeemable	3,639	3,639	-	0.0%
Non-controlling interest - nonredeemable	(199)	(94)	(105)	111.7%

Non-GAAP Financial Measures
The information provided in some of the tables in this release includes certain non-GAAP financial measures as defined under SEC rules.  In accordance with SEC rules, the Company has provided, in the supplemental information, a reconciliation of those measures to the most directly comparable GAAP measures.

Adjusted Earnings from Home Health Operations
Adjusted earnings from home health operations is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The presentation of adjusted earnings from home health operations provides investors with pertinent information to enable comparison of financial performance between periods by excluding certain items that the Company believes are not representative of its ongoing operations due to the nature of the items.

The following tables set forth a reconciliation of net income attributable to Almost Family, Inc. to adjusted earnings from home health operations:

Almost Family Reports First Quarter 2015 Results

May 6, 2015

ALMOST FAMILY, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EARNINGS
FROM HOME HEALTH OPERATIONS
(In thousands)
	Period Ended April 3,	Three Months Ended March 31,
(in thousands)	2015	2014
Net income attributable to Almost Family, Inc.	$4,394	$1,273

Addbacks:
Deal, transition and other, net of tax	242	1,853
Loss on discontinued operations, net of tax	(5)	70
Adjusted earnings	4,631	3,196
Healthcare Innovation operating loss after NCI, net of tax	189	93
Adjusted earnings from home health operations	$4,820	$3,289

Per share amounts-diluted:
Average shares outstanding	9,521	9,426

Net income attributable to Almost Family, Inc.	$0.46	$0.13

Addbacks:
Deal, transition and other, net of tax	0.03	0.20
Loss on discontinued operations, net of tax	(0.00)	0.01
Adjusted earnings	0.49	0.34
Healthcare Innovation operating loss after NCI, net of tax	0.02	0.01
Adjusted earnings from home health operations	$0.51	$0.35

Almost Family Reports First Quarter 2015 Results

May 6, 2015

Adjusted EBITDA from Home Health Operations
Adjusted earnings before interest, income tax, depreciation and amortization, amortization of stock-based compensation, deal, transition and other and healthcare innovation operating loss (Adjusted EBTIDA from Home Health Operations) is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles.  The items excluded from Adjusted EBITDA from Home Health Operations are significant components in understanding and evaluating financial performance and liquidity.  Management routinely calculates and communicates Adjusted EBITDA from Home Health Operations and believes that it is useful to investors because it provides a common analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value.  Adjusted EBITDA is also used in certain covenants contained in our credit agreement.

The following tables set forth a reconciliation of net income from continuing operations to Adjusted EBITDA from Home Health Operations:

ALMOST FAMILY, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
FROM HOME HEALTH OPERATIONS
(In thousands)
	Period Ended April 3,	Three Months Ended March 31,
(in thousands)	2015	2014
Net income from continuing operations	$4,024	$1,154
Add back:
Interest expense	360	347
Income tax expense	2,987	817
Depreciation and amortization	918	1,102
Stock-based compensation from home health operations	520	414
Deal and transition costs	406	3,115
Adjusted EBITDA	9,215	6,949
Healthcare Innovation operating loss	618	290
Adjusted EBITDA from home health operations	$9,833	$7,239

About Almost Family, Inc.
Almost Family, Inc., founded in 1976, is a leading regional provider of home health nursing services, with branch locations in Florida, Ohio, Tennessee, Kentucky, Connecticut, New Jersey, Massachusetts, Indiana, Pennsylvania, Georgia, Missouri, Illinois, Mississippi and Alabama (in order of revenue significance).  Almost Family, Inc. and its subsidiaries operate a Medicare-certified segment, a personal care segment and a healthcare innovations segment.  Almost Family operates over 220 branch locations in fourteen U.S. states.

Almost Family Reports First Quarter 2015 Results

May 6, 2015

Forward Looking Statements
All statements, other than statements of historical facts, included in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “believe,” “estimate,” “project,” “anticipate,” “continue,” or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on the Company's current plans, expectations and projections about future events.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or third-party consents may not be obtained; the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; the ability of the Company to integrate acquired operations including obtaining synergies, integration objectives and anticipated timelines; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry; the ability of the Company to integrate, manage and keep secure our information systems; and the Company’s self-insurance risks.  For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 31, 2014, in particular information under the headings “Special Caution Regarding Forward-Looking Statements” and “Risk Factors.”  With regard to the Company’s investments in its HealthCare Innovations segment, there can be no assurance that its operational and developmental objectives will be realized or that any savings in healthcare spending or any future participation in Medicare Shared Savings Program payments will be realized.  The Company undertakes no obligation to update or revise its forward-looking statements.